July 7, 2005


PERSONAL AND CONFIDENTIAL

VIA FEDEX

Mr. Mr. Russell Ingledew President and Chief Financial Officer
IPEX, Inc.
9255 Towne Centre Drive, Suite 235
San Diego, California 92121

      RE: Agreement between Patient Safety Technologies and Wolfgang Grabher for services to IPEX, Inc.

Dear Mr. Ingledew:

      As you know, Patient Safety Technologies, Inc. ("PST") recently entered into an agreement with Wolfgang Grabher ("Grabher") whereby PST has agreed to serve as a consultant to IPEX, Inc. (the "Company") in connection with the provision of certain turnaround services to the Company (the "Agreement").

      Pursuant to that Agreement (a copy of which is attached hereto as Exhibit
A), PST agreed to provide the following services ("the "Services") to the
Company: (a) substantial review of the Company's business and operations in order to facilitate an analysis of the Company's strategic options regarding a turnaround of the Company; (b) providing advice in the following areas: (i) identification of financing sources for the Company; (ii) providing capital introductions to the Company of financial institutions and/or strategic investors; (iii) evaluation and recommendation of candidates for appointment as officers, directors or employees of the Company; (iv) making personnel of PST available to the Company to provide services to the Company on a temporary or permanent basis; (v) evaluation and/or negotiation of merger or sale opportunities for the Company, or such other form of transaction or endeavor which the Company may elect to pursue; and (vi) providing any other services as are mutually agreed upon in writing by PST and Grabher from time to time; and
(c) assisting the Company in installing a new management team.

      The parties to the Agreement agree that the Company is an intended third party beneficiary of the Agreement, and, as such, shall have the right to enforce any provision of the Agreement against either party thereto by instituting all necessary actions at law or suits in equity, including, without limitation, suits for specific performance.

      We therefore request that you consent to the rendering of Services by PST to the Company pursuant the Agreement, and the Company's third-party beneficiary interest in such Agreement.

Mr. Russell Ingledew
IPEX, Inc.
July 7, 2005
Page 2

      Please evidence your consent to and acknowledgement of the foregoing by signing the acknowledgment below, faxing the executed page to (310) 752-1486, and returning the original executed letter to PST at 100 Wilshire Blvd, Suite 1500, Santa Monica, CA 90401.

      Should you have any questions, please do not hesitate to contact me at
(310) 752-1416. Thank you for your assistance with this matter. Your prompt attention is greatly appreciated.


                                       Sincerely,

                                       PATIENT SAFETY TECHNOLOGIES, INC.


                                       By: /s/ Milton Ault
                                           -------------------------------------
                                           Milton C. Ault, III
                                           Chief Executive Officer


Accepted and Agreed to this 7th day of July, 2005.


IPEX, Inc.

        /s/ Russell Ingledew
        ---------------------------------------------
By:     Russell Ingledew
Title:  President and Chief Financial Officer

Enclosures /

cc:   Wolfgang Grabher

Mr. Russell Ingledew
IPEX, Inc.
July 7, 2005
Page 3

                                    EXHIBIT A


                               [FORM OF AGREEMENT]